EXHIBIT 11.1

                        SEACOR SMIT INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                         Three Months Ended                   Six Months Ended
                                                                              June 30,                            June 30,
                                                                ------------------------------      ------------------------------
                                                                    1997            1996                1997            1996
                                                                --------------  --------------     ---------------  --------------
EARNINGS PER COMMON SHARE - ASSUMING NO
    DILUTION, AS ADJUSTED FOR COMMON STOCK
    EQUIVALENTS (a)..........................................$          2.71  $         0.68    $           4.74 $           1.31

Weighted average shares outstanding...........................    13,854,468       9,840,314          13,889,663        9,835,707
Shares issuable from assumed conversion of common stock
    equivalents (a)...........................................       224,731         265,870             229,979          235,710
                                                                --------------  --------------     ---------------  --------------
      Weighted average shares outstanding, as adjusted........    14,079,199      10,106,184          14,119,642       10,071,417
                                                                ==============  ==============     ===============  ==============
EARNINGS PER COMMON SHARE - ASSUMING

    FULL DILUTION.............................................$         2.35  $         0.60     $          4.14  $          1.16

Weighted average shares outstanding...........................    13,854,468       9,840,314          13,889,663        9,835,707
Shares issuable from assumed conversion of common stock
    equivalents...............................................       233,640         271,403             235,276          271,403
Shares issuable from assumed conversion of
    6.0% Convertible Subordinated Notes.......................             -       2,156,076                   -        2,156,076
Shares issuable from assumed conversion of
    2.5% Convertible Subordinated Notes.......................             -         156,650                   -          156,650
Shares issuable from assumed conversion of
    5-3/8% Convertible Subordinated Notes.....................     2,844,695               -           2,844,695                -
                                                                --------------  --------------     ---------------  --------------
      Weighted average shares outstanding, as adjusted........    16,932,803      12,424,443          16,969,634       12,419,836
                                                                ==============  ==============     ===============  ==============

NET INCOME FOR EARNINGS PER COMMON
    SHARE COMPUTATION :
Net income for earnings per common share
    computation-- assuming no dilution........................$       38,099  $        6,916    $         66,861 $         13,239
    Interest on 6.0% Convertible Subordinated Notes,
      net of income tax effect................................             -             539                   -            1,078
    Interest and debt discount on 2.5% Convertible
      Subordinated Notes, net of income tax effect............            37               -                   -               74
    Interest on 5-3/8% Convertible Subordinated Notes,
      net of income tax effect................................         1,676               -               3,369                -
                                                                --------------  --------------     ---------------  --------------
Net income for earnings per common share
    computation -- assuming full dilution, as adjusted.........$      39,775           7,492              70,230           14,391
                                                                ==============  ==============     ===============  ==============



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(a)    This computation is submitted in accordance with Regulation S-K item
       601(b)(11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.